Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration statements on Form S-8 (Nos. 33-74556,33-87758, 33-87760, 333-06673 and
333-45917) of Green Point Financial Corp. of our reports dated January 20, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewatherhouseCoopers, LLP


New York, New York
March 29, 2000